Exhibit 99.1

1400 Toastmaster Drive, Elgin, Illinois 60120 • (847) 741-3300     www.middleby.com

David Brewer to Retire as Chief Operating Officer of Middleby

Elgin Ill. (February 19, 2021) – The Middleby Corporation (NASDAQ: MIDD) today announced the retirement of Chief Operating Officer David Brewer, effective at the end of 2021.

Dave joined Middleby in 2006 and held senior management positions before being named Chief Operating Officer. During his tenure with Middleby, he has offered key insights and strategic counsel in more than 50 acquisitions completed across three business platforms. He was part of the leadership team responsible for revenue increases from $400 million in 2006 to nearly $3 billion. Dave has also played a key role within the investment community, sharing his perspectives on the industry trends driving customers.

"Dave has been an incredible asset to Middleby for more than 15 years and will continue to be actively involved in our strategic initiatives until the end of the year. His deep industry knowledge together with his successful product engineering track record have been instrumental in transforming Middleby into the innovative leader the company is today," said Middleby CEO Tim FitzGerald. "He is recognized as a trusted partner within our industry and has built long-standing, personal customer relationships that will benefit Middleby for years to come."

James K. Pool III and Steve Spittle were recently named officers of Middleby and they will share Dave’s responsibilities as he transitions to retirement during 2021. The three executives have worked closely together for more than 10 years. Together, Dave and Steve will ensure a seamless transition of key customer relationships throughout the year.

"Middleby has built a culture and strategy that has been embraced by the marketplace. I am proud to be a part of a leadership team that continually delivers innovative solutions for customers in all of our businesses. Middleby is strategically well-prepared for the future and well-positioned for success in 2021 and beyond,” said Mr. Brewer. "I have worked with James and Steve for many years along with our highly-capable group presidents and I’m extremely confident in their leadership. I am grateful to be part of this highly respected, incredibly talented and dedicated leadership team. I am also completely confident that Middleby will continue to deliver meaningful innovation to our customers and value to shareholders in both the near term and in years to come.”

Dave concluded, “After 42 years of running food processing plants and working in the food service industry, I can honestly say that I have enjoyed every part of this journey and completing it with Middleby this year will be a perfect way to finish.”

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company's leading equipment brands serving the commercial foodservice industry include Anets®, APW Wyott®, Bakers Pride®, Beech®, BKI®, Blodgett®, Blodgett Combi®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Crown®, CTX®, Desmon®, Deutsche Beverage®, Doyon®, Eswood®, EVO®, Firex®, Follett®, frifri®, Giga®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Ink Kegs®, Inline Filling Systems®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch'n®, Market Forge®, Marsal®, Meheen®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco®, QualServ®, RAM®, Southbend®, Ss Brewtech®, Star®, Starline®, Sveba Dahlen®, Synesso®, Tank®, Taylor®, Thor®, Toastmaster®, TurboChef®, Ultrafryer®, Varimixer®, Wells®, Wild Goose® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CV-Tek®, Danfotech®, Deutsche Process®, Drake®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, Pacproinc®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA® AGA Cookshop®, Brava®, EVO®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

For more information about The Middleby Corporation and the company brands, please visit www.middleby.com.

Contact:     Darcy Bretz, Director of Corporate Communications (847) 429-7756 or dbretz@middleby.com.